UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2006

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11802 Ridge Parkway, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	– Appointment of Principal Officers

On August 8, 2006, the Company announced that Adrian M. Jones had been promoted as the Company’s Senior Vice President of Worldwide Sales and Services replacing Gary Gysin.

Mr. Jones joined McDATA on May 30, 2006 as its Vice President of America’s Sales and Services. Prior to joining McDATA, Mr. Jones was Senior Vice President of Worldwide Sales at Pillar Data Systems, Inc. from April 2005 to February 2006. From February 2004 to April 2005, Mr. Jones was Senior Vice President of Worldwide Sales at Bakbone Software Corporation. From November 1993 to February 2004, Mr. Jones was Vice President of Worldwide Sales of Quantum Corporation. Mr. Jones graduated with a degree in Electronics Engineering from Oxford Cherwell Valley College, Oxford, United Kingdom in 1985. Mr. Jones holds a board position with Otium Software Ltd., in the United Kingdom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION

By:	/s/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey Executive Vice President and Chief Legal Officer

Dated: August 10, 2006